SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report:  March 17, 1998.

                            Washington Mutual, Inc..
             (Exact Name of Registrant as specified in its charter)

                                   Washington
                 (State or Other Jurisdiction of Incorporation)

                0-25188                            91-1653725
          (Commission File Number)            (IRS Identification No.)

                  1201 Third Avenue, Seattle, Washington       98101
              (Address of Principal Executive Office)      (Postal Code)

                                 (206) 461-2000
               (Registrant's telephone number including area code)



Item 2.  Acquisition or Disposition of Assets

     On March 17, 1998, Washington Mutual, Inc. (the "Company") entered into an Agreement of Merger with H. F. Ahmanson & Co. ("Ahmanson"), whereby Ahmanson would be merged with and into the Company (the "Merger"). A summary of the terms of the Merger is included in the press release issued to announce the transaction which is included as Exhibit 7(c).1.

     Forward-Looking Statements; Factors to Consider

     Exhibit 7(c).2 includes forward-looking statements regarding Ahmanson and the Company and the combined company following the Merger. Set forth below are factors which may cause actual results of operations to vary materially from the forward-looking statements contained therein.

     Realization of Cost Savings; Integration of Operations. No assurance can be given that the cost savings which are anticipated through the consolidation of branches and of administrative functions of the Company and Ahmanson will be achieved or will occur in the time periods anticipated. If the integration of Ahmanson's operations into the Company takes longer than anticipated or is more costly to achieve than presently anticipated, the forecasted cost savings may not be achieved. In addition, when branches are consolidated or closed, financial institutions often lose customers and deposits as a result. To the extent that the Company loses customers or deposits significantly in excess of the amount anticipated, the operations of the Company could be materially adversely affected, particularly in the short term. The forward-looking statements assume, based on Washington Mutual's historical experience following acquisitions, that the deposit base of the Company following the Merger will remain substantially intact during the period presented in the forward-looking statements. To the extent that the change in ownership of Ahmanson, the consolidation of branches or other factors result in a significant temporary or long-term loss of deposits, actual results of operations may vary materially from the forward-looking information presented.

     Return on Incremental Cash and Capital. The forward-looking statements estimate that the combined Washington Mutual-Ahmanson will generate incremental cash and capital from operations in excess of that which can be utilized in the Company's core lending business. The forward looking statements assume that such incremental cash will be invested at a 4% after-tax return and that incremental capital will be leveraged and deployed in a manner to result in a 60 basis point after-tax spread. The Company believes that these returns can be generated by purchasing loans, mortgage securities or other assets. To the extent that the Company is unable to realize the forecasted returns, the forecasts of net income contained in the forward-looking statements may vary materially from actual results.

     Concentration of Operations in California. Following the Merger, a substantial portion of the Company's loan portfolio, deposits and operations will be in California. As a result, the financial condition and results of operations of the Company will be subject to general economic conditions, and particularly the conditions in the single-family and multi-family residential markets in California. If economic conditions generally, or in California in particular, worsen or if the market for residential real estate declines, the Company may suffer decreased net income or losses associated with higher default rates and decreased collateral values on its existing portfolio, and may not be able to originate the volume or type of loans or achieve the level of deposits currently anticipated.

     The forward-looking statements regarding the Company's results of operations assume that the California economy and real estate market will remain healthy. A worsening of current economic conditions or a significant decline in real estate values in California could cause actual results to vary materially from the forward-looking statements.

     Entry Into New Markets. Ahmanson has more than 40 branches in Texas, a state in which the Company does not currently conduct a banking business. No assurance can be given that the Company's lack of experience with the Texas markets will not adversely affect the Company's business activities following the Merger.

     Competition. Washington Mutual faces significant competition both in attracting and retaining deposits and in making loans in all of its markets. The most direct competition has historically come from other savings institutions, credit unions, mortgage companies, insurance companies, commercial banks, and other institutional lenders doing business in the Company's market areas following the Merger of California, Washington, Oregon, Texas and Florida. As with all banking organizations, however, the Company has experienced increasing competition from nonbanking sources, including mutual funds, securities brokerage companies and government-sponsored enterprises ("GSEs") such as the Federal National Mortgage Association ("FNMA"), the Federal Home Loan Mortgage Corporation ("FHLMC"), and the Government National Mortgage Association ("GNMA"). Some of these competitors have significantly greater financial resources, larger market share and greater name recognition than the Company. There can be no assurance that competition from such sources will not increase in the future and adversely affect the Company's ability to achieve the results of operations set forth in the forward-looking statements. In addition, the Company's lending activities are heavily influenced by competitive factors such as the lower cost structure of less regulated originators and the influences of GSEs in establishing rates.

Item 7.  Financial Statements and Exhibits

        (c)       1.       Press Release dated March 17, 1998.
                  2.       Copies of slides presented to investment analysts
                           at a meeting on March 17, 1998.
                  3.       Agreement of Merger dated March 16, 1998 between
                           Washington Mutual, Inc. and H.F. Ahmanson & Co.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 WASHINGTON MUTUAL, INC.



Date:  March 18, 1998                          By:  /s/ Fay L. Chapman
                                                    Fay L. Chapman
                                                    Executive Vice President

                                  EXHIBIT INDEX


   Exhibit Number                     Description

        7(c).1    Press Release dated March 17, 1998

        7(c).2 Copies of slides presented to investment analysts at a meeting on March 17, 1998

        7(c).3 Agreement of Merger dated March 16, 1998 between Washington Mutual, Inc. and H.F. Ahmanson & Co.